UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2005

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-04801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06011-0489
(Address of principal executive offices)	(Zip Code)

(860) 583-7070
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into A Material Definitive Agreement

A.

Executive Compensation. On February 16, 2005, the Company's Compensation and Management Development Committee (the "Compensation Committee") took the following actions with respect to the named executive officers of the Company as determined as of December 31, 2004 (the "named executive officers").

1.

Long-Term Incentive Grants. Each of the awards described below was made pursuant to, and is governed by, the terms of the Barnes Group Inc. Stock and Incentive Award Plan, which has been previously approved by the Company's stockholders.

	Long Term Incentive Grants[1]
	Restricted Stock Units	Performance Share Units	Stock Options

J.R. Arrington Senior Vice President, Human Resources	6,000	6,000	10,000

W.C. Denninger Senior Vice President, Finance and Chief Financial Officer	6,750	6,750	12,000

S.S. Gates Senior Vice President, General Counsel and Secretary	6,000	6,000	10,000

G.F. Milzcik Vice President, Barnes Group Inc. and President, Associated Spring	6,750	6,750	12,000
1The Long-Term Incentive Grants for Mr. E.M. Carpenter, President and Chief Executive Officer, were not determined at the February 16, 2005 meeting of the Compensation Committee.

Each restricted stock unit award entitles the holder to receive, without payment to the Company, the number of shares of the Company's Common Stock, par value $.01 (the "Common Stock") equal to the number of restricted stock units that become vested and to receive dividend equivalents on the restricted stock units determined by multiplying the number of restricted stock units by the dividend per share paid on the Common Stock on each date on which a dividend is paid to the holders of Common Stock. The restricted stock units vest 33.34% on August 16, 2007 and 33.33% on each of August 16, 2008 and August 16, 2009; provided, that upon a change-in-control of the Company, all of the restricted stock units shall vest.

The performance share units are to be earned as follows: 33.34% for fiscal year 2005 and 33.33% for each of fiscal years 2006 and 2007, upon attainment of earnings per share levels designated by the Compensation Committee; provided, that upon a change-in-control of the Company, all of the performance share units shall be deemed to be earned. On March 1 of each year following the year in which the performance share units are earned, the number of shares of Common Stock equal to the number of earned units will be delivered to the named executive officers. Dividend equivalents on all earned performance share units will be paid based upon dividends paid on outstanding shares of Common Stock.

Each of the stock option awards will vest at the rate of 33.34% on August 16, 2006 and 33.33% on each of August 16, 2007 and August 16, 2008. The exercise price of each stock option is $25.23, the fair market value of a share of the Common Stock on the date of the grant, determined in accordance with the Stock and Incentive Award Plan.

With respect to performance share units granted to Mr. E.M. Carpenter in 2003 and 2004 that are to be earned in 2004, 2005 and 2006 upon attainment of targeted earnings per share levels, the Compensation Committee determined that 75% of the shares available to be earned for fiscal 2004, 18,750 shares, had been earned.

2.	Salary
The Compensation Committee approved the following with respect to the named executive officers.

Salary
New Salary

J.R. Arrington Senior Vice President, Human Resources	$311,000

E.M. Carpenter President and Chief Executive Officer	$785,000

W.C. Denninger Senior Vice President, Finance and Chief Financial Officer	$370,000

S.S. Gates Senior Vice President, General Counsel and Secretary	$317,000

G.F. Milzcik Vice President, Barnes Group Inc. and President, Associated Spring	$370,000

3.	Bonus Awards

The Compensation Committee granted the following cash bonuses pursuant to the Company's Performance-Linked Bonus Plan for Selected Executive Officers ("PLBP") to the named executive officers. For the named executive officers other than Mr. Milzcik, the awards were based on target 2004 revenue and earnings per share levels set on February 11, 2004 by the Compensation Committee. Mr. Milzcik's award was based on target 2004 operating group revenue and profitability after tax set on February 11, 2004 by the Compensation Committee.

Bonus Awards

J.R. Arrington Senior Vice President, Human Resources	$136,425

E.M. Carpenter President and Chief Executive Officer	$572,229

W.C. Denninger Senior Vice President, Finance and Chief Financial Officer	$174,321

S.S. Gates Senior Vice President, General Counsel and Secretary	$138,699

G.F. Milzcik Vice President, Barnes Group Inc. and President, Associated Spring	$485,899

The Compensation Committee also established target revenue and earnings per share amounts with respect to bonus payouts under the PLBP for fiscal year 2005.
B.

On February 17, 2005, the Company's Compensation Committee approved a grant to each of the directors other than Mr. E.M. Carpenter of 2,000 restricted stock units under the Barnes Group Inc. Stock and Incentive Award Plan. These restricted stock units vest as follows: 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date. The restricted stock units immediately vest in full in the event of a change-in-control or the Director's death, disability or retirement from the Board of Directors at the annual meeting of stockholders following his or her attainment of age 70. Dividend equivalents equal to the dividend per share are paid on each restricted stock unit on each dividend payment date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2005	BARNES GROUP INC.
(Registrant)

By: /s/ SIGNE S. GATES

Signe S. Gates Senior Vice President, General Counsel and Secretary